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                                                                  Exhibit 10.26

                                 PROMISSORY NOTE
                                 ---------------

$160,522.00                                                     November 1, 1997

                  FOR VALUE RECEIVED, the adequacy of which is hereby acknowledged, MEETA VYAS (the "Maker"), hereby promises to pay to SIGNATURE BRANDS USA, INC., a Delaware corporation (hereinafter with its assignees, the "Payee") the principal amount of $160,522.00, together with interest on the outstanding balance from the date of this Promissory Note until the principal balance hereof is paid in full (the "Loan Period") at the Actual Rate of Interest. As used herein, "Actual Rate of Interest" means the average rate of interest paid during the Loan Period by Signature Brands, Inc. under that certain Credit Agreement dated August 17, 1994, as amended through the date hereof, (the "Credit Agreement") by and among Signature Brands, Inc., the banks, financial institutions and other institutional lenders (the "Lenders") and Banque Nationale de Paris as agent for the Lenders, as more fully described on "Attachment 1" hereto. Interest shall be computed on the basis of a year of 360 days in each case for the actual number of days elapsed.

                  The principal amount of this Note, together with any accrued and unpaid interest shall be due and payable on December 31, 1997.

                  The unpaid principal amount may be prepaid at any time and from time to time in whole or in part, together with all accrued interest in respect to the principal repaid, without premium or penalty.

                  In the event the Maker shall fail to make any payment of principal and/or interest due hereunder on the date or dates of payment called for hereunder, and such nonpayment shall not have been cured within fifteen (15) days, then the Maker shall be deemed to be in default hereunder and the Payee may declare the entire remaining indebtedness owing hereunder, including accrued interest, to become immediately due and payable forthwith, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Maker.

                  This Note shall be subject to and construed in accordance with the laws of the State of Ohio. If any provision herein shall be unenforceable such unenforceable provision shall not render the remaining provisions hereof unenforceable or invalid.

                  The Maker hereby waives presentment, notice of dishonor, protest and diligence by Payee in bringing suit against the Maker solely in connection with this Note. The Maker consents that the time of payment may be extended an unlimited number of times before or after maturity without notice to the undersigned, and that the Maker shall not be discharged by reason of any such extension or extensions of time. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right under this


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Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.



                                                --------------------------------
                                                 Meeta Vyas
                                                 "Maker"



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                                 ATTACHMENT 1 TO
                                 PROMISSORY NOTE


                  SECTION 2.06. of the Credit Agreement provides for payment of interest by Signature Brands, Inc. to Lenders as follows:

                  SECTION 2.06. INTEREST. (a) SCHEDULED INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full at the following rates per annum:

                  (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (i) the Base Rate in effect from time to time PLUS (ii) the Applicable Margin in effect from time to time, payable quarterly in arrears on the last day of each September, December, March and June during such periods, commencing on September 30, 1994, and on the date such Base Rate Advance shall be Converted or on the Termination Date.

                  (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (i) the Eurodollar Rate for such Interest Period for such Advance PLUS (ii) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

                  (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default or a Default with respect to any event described in Section 6.01(e), the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

                  The Credit Agreement further provides that the following terms shall be defined as set forth below:

                  "APPLICABLE MARGIN" means 1.00% per annum for Base Rate Advances and 2.50% per annum for Eurodollar Rate Advances.


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                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by BNP in New York City, from time to time as its prime rate (and such term shall not be construed to be its best or most favorable rate); and

                           (b)  1/2 of 1% per annum above the Federal Funds
                  Rate.

                           (d) money market mutual funds registered under the Investment Company Act, investing in obligations, or repurchase agreements secured by obligations, of the type described in clause (a) or (b) above.

                  "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum at which deposits in U.S. dollars are offered by the principal office of BNP in London, England to prime banks in the London Interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to BNP's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% MINUS the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued form time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "INTEREST PERIOD" means, for all Eurodollar Rate Advances comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advances or on the date of the Conversion of any Base Rate Advance into any such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

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                          (a)  the Borrower may not select any Interest Period
                  that ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date shall be at least equal to the aggregate principal amount of Advances due and payable on or prior to such date;

                          (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                          (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

                          (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.




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